                                                                    Exhibit 10.1

                                     LEASE

                                 by and between

        MERCHANDISING DEVELOPMENT U.S.A., INC., a California corporation

                                   ("Lessor")



                                      and


                  BEST BUY CO., INC., a Minnesota corporation


                                   ("Tenant")

                         for improved real property at

                           Pacific Coast Highway and

                         Hawthorne Blvd., Torrance, CA

                               TABLE OF CONTENTS

ARTICLE                                                                 PAGE

A. FUNDAMENTAL LEASE TERMS .............................................

   1.  THE PREMISES ....................................................  2

   2.  TITLE AND QUIET POSSESSION ......................................  2

   3.  LEASE TERM AND RENT COMMENCEMENT DATE ...........................  3

   4.  OPTION TO EXTEND ................................................  4

   5.  LESSOR'S WORK ...................................................  4

   6.  RIGHT OF PRIOR INSTALLATION .....................................  6

   7.  RENT ............................................................  6

   8.  USE .............................................................  6

   9.  UTILITIES .......................................................  8

   10. REPAIR OF THE PREMISES ..........................................  8

   11. ACCESS BY LESSOR ................................................  9

   12. TENANT'S FIXTURES AND SIGNS .....................................  9

   13. ALTERATIONS TO THE PREMISES .....................................  9

   14. SURRENDER OF THE PREMISES ....................................... 10

   15. HOLDING OVER; RIGHT OF FIRST NEGOTIATION ........................ 10

   16. REMEDIES UPON DEFAULT ........................................... 10

   17. NONWAIVER OF DEFAULT ............................................ 12

   18. QUIET ENJOYMENT ................................................. 12

   19. DAMAGE BY FIRE OR CASUALTY ...................................... 12

   20. WAIVER OF SUBROGATION ........................................... 13

   21. EMINENT DOMAIN .................................................. 13

   22. INSURANCE ....................................................... 13

   23. SUBORDINATION OF LEASE .......................................... 14

   24. TRANSFER OF INTEREST ............................................ 14

     25. REAL ESTATE TAXES.................................................  15

     26. NOTICES...........................................................  16

     27. SEVERABILITY OF PROVISIONS........................................  16

     28. MEMORANDUM OF LEASE...............................................  17

     29. PARKING REQUIREMENTS..............................................  17

     30. ENTIRE AGREEMENT..................................................  17

     31. RELATIONSHIP OF THE PARTIES.......................................  17

     32. RIGHT OF PROTEST..................................................  17

     33. IMPORTANCE OF EACH COVENANT.......................................  17

     34. HEADINGS..........................................................  17

     35. PARTIES IN INTEREST...............................................  18

     36. COUNTERPARTS......................................................  18

     37. NUMBER AND GENDER.................................................  18

     38. COMMON AREAS......................................................  18

     39. OBSTRUCTIONS AND CONSTRUCTION.....................................  19

     40. RIGHT OF FIRST REFUSAL ON ADJOINING SPACE.........................  19

     41. EXCLUSIVITY.......................................................  19

     42. HAZARDOUS SUBSTANCES..............................................  19

     43. BROKERAGE.........................................................  20

     44. ATTORNEY'S FEES...................................................  21

B.   EXHIBITS AND RIDERS...................................................  21

                                    EXHIBITS

A.   LEGAL DESCRIPTION OF SHOPPING CENTER
B.   SITE PLAN
C.   PERMITTED TITLE EXCEPTIONS
D.   FINAL PLANS
E.   CONSTRUCTION SCHEDULE CHART


                                     RIDERS

     RECIPROCAL EASEMENT RIDER

                                                              Store No.
                                                                       --------


                                   L E A S E

THIS LEASE is made and entered into as of the 14th day of June, 1994, by and between MERCHANDISING DEVELOPMENT U.S.A., INC., a California corporation ("Lessor") and BEST BUY CO., INC., a Minnesota corporation ("Tenant").


                                  WITNESSETH:


In consideration of the rents reserved and the covenants and conditions set forth herein, Lessor and Tenant agree as follows:

A.   FUNDAMENTAL LEASE TERMS.

     i.   Parties.

          Lessor: Merchandising Development U.S.A., Inc., a California corporation
          Tenant: Best Buy Co., Inc.

     ii.  Premises (Article 1).

          See Article 1

     iii. Term (Articles 3 and 4).

          Ten (10) Lease Years, with one five (5) year renewal.

          Estimated Term Commencement Date of November 11, 1994 or open for business.

     iv.  Fixed Rent (Article 7).

          Lease Year          Monthly           Annual Per Sq. Ft. Based upon 102,470 sq. ft.
          ----------          -------           ---------------------------------------------
          1-5                 $145,165.83       $1,741,990.00  $17.00
          6-10                $162,244.17       $1,946,930.00  $19.00
          Option (11-16)      $179,322.50       $2,151,870.00  $21.00

     v.   Construction (Article 5).

          See Article 5

     vi.  Addresses (Article 26).

          Lessor:

          Mr. Kiyoshi Imba
          Merchandising Development U.S.A., Inc.
          24712 Madison Street
          Torrance, CA 90505
with copy to:

Nancy N. Kennerly, Esq.
Paul, Hastings, Janofsky & Walker
555 South Flower Street, 23rd. FL
Los Angeles, CA 90071

Tenant:

Best Buy Co., Inc.
7075 Flying Cloud Drive
Eden Prairie, MN 55344
Attention: Legal Department-Real Estate

With a copy to:

Robins, Kaplan, Miller & Ciresi
2800 LaSalle Plaza
800 LaSalle Avenue South
Minneapolis, Minnesota 55402-2015
Attention: Steven A. Schumeister, Esq.



1. THE PREMISES.

Subject to the terms and conditions of this Lease, Lessor leases to Tenant and Tenant rents from Lessor the premises situated in the City of Torrance, County of Los Angeles and State of California, described as follows:

     The approximately one hundred three thousand six hundred eighty six (103,686) gross sq. ft. building located at Pacific Coast Highway and Hawthorne Blvd., Torrance, California and shown in approximate location and crosshatched on Exhibit B attached hereto and made part hereof (sometimes referred to in this Lease as the ("Site Plan"), as same shall be remodeled and renovated as described in this Lease and including all easement rights, improvements and appurtenances thereto including but not limited to easement rights under the REA (as defined in the Reciprocal Easement Rider), truck dock facilities, loading facilities and trash facilities exclusively serving such building ("Premises"). The Premises will be physically divided by Lessor as provided in this Lease into two portions shown on the Site Plan (and so defined for purposes of this Lease) as "Premises A" and "Premises B". Premises A consists of approximately sixty two thousand five hundred eighteen (62,518) square feet of "floor area" (as defined in Section 7 below). Premises B consists of approximately thirty nine thousand nine hundred fifty two (39,952) square feet of floor area. Whenever the term "Premises" is used in this Lease it shall be deemed to mean both Premises A and Premises B, unless specifically indicated otherwise. The Premises is located in the Shopping Center shown on the Site Plan (the "Shopping Center"). The legal description of the Shopping Center is attached hereto as Exhibit A and made a part hereof. In the event of any conflict between Exhibit A and the Site Plan, the Site Plan shall control.

2. TITLE AND QUIET POSSESSION.

Lessor hereby warrants that it has full right and authority to enter into this Lease in accordance with the terms hereof and that, to the best of Lessor's knowledge (but without investigation), as of the date of this Lease and upon recordation of the Memorandum of Lease there will be no liens or encumbrances against the Premises which would affect Tenant's rights under this Lease or its easement rights in the Shopping Center except as stated in Exhibit C attached hereto and made a part hereof (the "Permitted Exceptions"). Lessor further warrants that, to the best of its knowledge, the Permitted

Exceptions (other than the REA as to which Tenant shall satisfy itself) do not contravene, hinder or impair any right or privileges granted Tenant in this Lease.

3.  LEASE TERM AND RENT COMMENCEMENT DATE.

     3.1  Term and Term Commencement Date.   The initial term of this Lease (the
"Initial Term") shall be for a period of ten (10) "Lease Years," as that term is hereinafter defined and shall expire on the last day of the tenth (10th) consecutive Lease Year. If the Delivery Date (as defined in Section 5.2) is on or before October 21, 1994, and Lessor's Work (as defined in Section 5.1) for Premises A is complete on or before November 11, 1994 then the Initial Term shall commence on the first to occur of (i) November 11, 1994 and (ii) the date Tenant opens for business to the public in Premises A. If the Delivery Date is after October 21, 1994, and/or Lessor's Work is not complete by November 11, 1994, then the Initial Term shall commence on the first to occur of (A) the date of completion of Lessor's Work and (B) the date Tenant opens for business to the public in Premises A. The date of commencement of the Initial Term shall be referred to in this Lease as the "Term Commencement Date".

     3.2  Premises A Rent Commencement Date.

     (a) If the Delivery Date (as defined in Article 5) is on or before October 21, 1994 and the Lessor's Work is completed on or before November 11, 1994 then the "Premises A Rent Commencement Date" as used in this Lease shall mean the earlier of (i) November 11, 1994 and (ii) the date Tenant opens for business to the public in Premises A.

     (b) If the Delivery Date is after October 21, 1994, or the Lessor's Work is not completed on or before November 11, 1994, then the Premises A Rent Commencement Date shall be the earlier of (i) three (3) weeks from the date of completion of Lessor's Work and (ii) the date Tenant opens for business to the public in Premises A; provided Tenant, as its option, may elect not to accept delivery of the Premises and to extend the Deliver Date until January 26, 1995.

     (c) In the event Tenant elects to extend the Delivery Date until January 26, 1995 as provided in subparagraph (b) above, the Premises A Rent Commencement Date shall be the earlier of (i) three (3) weeks from the date of completion of Lessor's Work for Premises A (but in no event prior to February 16, 1995 and
(ii) the date Tenant opens for business to the public in Premises A.

     3.3  Premises B Rent Commencement Date.

     (a)  If Lessor has not received the Premises B Plans (as defined in Section
5.3 below) by January 1, 1995, the "Premises B Rent Commencement Date" as used herein shall mean March 1, 1995; provided, as to Premises B Plans received after January 1, 1995, Lessor shall diligently pursue the permits for such work and further provided that if the Premises B Improvement Work is not completed in a reasonably expeditious manner then the Premises B Rent Commencement Date shall be extended by the amount of days of any delay caused by the lack of due diligence in the completion of such work.

     (b) If Lessor has received the Premises B Plans by January 1, 1995, then the "Premises B Rent Commencement Date" shall be sixty (60) days after Lessor receives the Premises B Plans and all governmental permits necessary for commencement of the Premises B Tenant Improvement Work; provided, Lessor shall diligently pursue the permits for such work and further provided that if the Premises B Improvement Work is not completed by March 1, 1995 due to Lessor's failure to diligently and in good faith pursued completion of such work by such date then the Premises B Rent Commencement Date shall be extended by the amount of days of such delay in the completion of such work.

     3.4  Lease Year.    The term "Lease Year" as used herein shall mean a
period of twelve (12) consecutive full calendar months (except for the first Lease Year, which may be longer). The first Lease Year shall commence on the Term Commencement Date. The first Lease Year shall expire at midnight on the second January 31 following the Term Commencement Date. Succeeding Lease Years shall each commence on the first (1st) day following the end of the preceding Lease Year. After the Term Commencement Date and within ten (10) days after request from the other party, each party shall execute ??? liver to the other a supplement ?? agreement stipulating the Term and ???? Commencement Dates.

     3.5 Permits. The Term Commencement Date and Premises A Rent Date shall be extended until such time as Tenant receives all governmental construction approvals and permits which may be necessary for Tenant to open for business in Premises A, unless the delay was occasioned by Tenant's act or omission or a Tenant Change Order (as defined in Section 3.6).

     3.6 Change Orders. In the event of a delay in (i) the Delivery Date, (ii) the Premises A Rent Commencement Date or (iii) the Premises B Rent Commencement Date which is caused by a change order requested by Tenant, and not necessary to meet the requirements of any governmental entity or public utility, then such date shall be deemed to be the date which would have been met but for such change order; provided such change order shall indicate on its face the extra costs therefore, if any and the amount of anticipated delay, if any, caused by such change order and provided such change order shall be executed by Tenant ("Tenant Change Order").

     3.7 Tenancy Certificate. Upon the Term Commencement Date, and following request of Lessor, Tenant agrees to execute a mutually agreeable "Tenancy Certificate" which sets forth such facts as the Term Commencement Date, the rent commencement dates, the dates of rent adjustments, the expiration of the Lease Term and such other matters as Lessor may reasonably require. The provisions of the Lease shall control, however, with regard to any omissions from, or provisions of the Lease which may be in conflict with the Tenancy Certificate.

4. OPTION TO EXTEND.

Provided Tenant is not in monetary default beyond any applicable cure period (Tenant shall not be deemed in default if it is contesting any provision of this Lease through judicial procedure or arbitration as same may be allowed by this Lease), Tenant is hereby given the right to extend the Initial Term for one (1) additional period of five (5) years (herein, the "Renewal Term") upon the same terms and conditions as provided in the Initial Term, with the fixed rent to be as set forth in subsection (iv) of the Fundamental Lease Terms. Tenant shall exercise the right granted in the foregoing sentence by notifying Lessor in writing of its intention to extend at least one hundred twenty (120) days prior to the expiration of the Initial Term, whereupon this Lease shall be so extended without any further document or act. The phrase "Lease Term" as used in this Lease shall be deemed to mean the Initial Term and any such Renewal Term upon Tenant's proper exercise of such option.

5. LESSOR'S WORK.

     5.1 Lessor's Work.

     (a) Lessor, at its sole cost and expense (except as otherwise provided herein), including but not limited to all hard costs, soft costs and all permit fees, development fees and pre-development fees, shall construct and complete, in the manner provided herein, the work ("Lessor's Work") in accordance with the Site Plan and the plans and specifications ("Final Plans") referenced on Exhibit D attached hereto and made a part hereof and all governmental requirements.

     (b) Lessor shall use best efforts to complete the Lessor's Work in accordance with the Construction Schedule Chart attached hereto as Exhibit E ("Construction Schedule Chart"). Tenant shall be entitled to attend all progress meetings regarding the Lessor's Work. Lessor acknowledges that the timely performance of the Lessor's Work so as to enable Tenant to able to open for business in the Premises on or before November 11, 1994 is a material inducement to Tenant in executing this Lease. Therefore, Lessor agrees that, if for any reason whatsoever, including but not limited to Unavoidable Delays (as defined in Section 5.5(b) below), any work is not substantially completed by the date set forth on the Construction Schedule Chart (with Tenant being reasonably satisfied that final completion of Premises A occurring on or before November 11, 1994), then Tenant shall have the right, upon 72 hours written notice to Lessor to complete Lessor's Work or correct deficiencies therein, at Lessor's expense, provided Lessor shall not be liable for any amount expended by Tenant over the line item budget as agreed to by Lessor and Tenant, plus twenty-five percent (25%). Following 30 days of written demand for reimbursement and submission of proof of expenditure, Tenant shall be permitted to offset against fixed rent or other sums to be paid by Tenant under this Lease an amount equal to the costs incurred by Tenant to so complete Lessor's Work (not to exceed the amounts set forth above) plus a 5% administration fee. The taking of possession of the Premises by Tenant or its subtenant or assign and/or Tenant's exercise of any self help rights and/or the opening for business to the public in Premises A shall not constitute a waiver of any construction defects. Any work undertaken by Tenant shall be done lien free and consistent with the Final Plans and the standards of construction imposed on Lessor.

     5.2 DELIVERY DATE.

     (a) The term "Delivery Date", as used in this Lease, shall mean the date that all of the following have occurred: (i) Lessor shall have delivered Premises A to Tenant with the portion of the Lessor's Work which relates to Premises A completed to the extent that Tenant can commence fixturing and merchandising Premises A with Lessor's employees, contractors, subcontractors and agents having only controlled or monitored access to the interior of Premises A and (ii) Lessor's architect shall have certified to Tenant that the interior of Premises is substantially complete pursuant to the Final Plans and
(iii) Tenant shall be legally able to commence fixturing and merchandising Premises A. The taking possession of the Premises by Tenant or its subtenant or assign and/or the opening for business to the public in the Premises shall not constitute a waiver of any construction defects.

     5.3 PREMISES B IMPROVEMENT WORK.

     (a) Lessor agrees to construct and complete in a diligent and expeditious manner certain tenant improvement work for Premises B (as provided below) for any subtenant of Premises B to which Tenant subleases; provided such sublease is executed within twelve (12) months of the date of this Lease ("Premises B Tenant Improvement Work"). The Premises B Tenant Improvement Work shall be performed at a reasonable cost in accordance with plans and specifications submitted to Lessor by Tenant, which plans shall be reasonably acceptable to Lessor with response within fifteen (15) days of submittal and shall contemplate construction customarily requiring no more than 60 days time to complete ("Premises B Plans"); provided Tenant shall also submit two (2) bids to Lessor together with the Premises B Plans. Lessor and Tenant shall work together in good faith to, within fifteen (15) days of submittal of the Premises B Plans, arrive at a reasonable cost for such work, using such bids as evidence thereof. If, using good faith and due diligence, Lessor and Tenant cannot agree on such cost figure by such date, then, at the option of Lessor either (i) this Lease may be terminated as to Premises B and the rent and other provisions adjusted accordingly or (ii) Lessor shall agree to use the higher of the two submitted bids as the cost for such work. If the reasonable cost of such work, as so determined, shall exceed Three Hundred Forty-Two Thousand, Seven Hundred Seventy-Nine Dollars ($342,779.00) ("Premises B Funds"), then Tenant, at its option, shall either modify the Premises B Plans or pay such difference upon the earlier of substantial completion of the Premises B Tenant Improvement Work or the date the Premises B tenant opens for business. If the cost of final completion of the work set forth in the Premises B Plans shall be less than the Premises B Funds, Tenant may require other work to be performed by Lessor for the Premises for a period of twelve (12) months from the date of submission of the Premises B Plans, provided the reasonable cost of such work shall not exceed the remaining Premises B Funds.

     (b) If Tenant has not entered into a sublease or assignment for Premises B within twelve (12) months of the date of this Lease then Tenant may offset against fixed monthly rent the Premises B Funds in twelve (12) equal monthly installments.

     5.4 REIMBURSEMENT. Notwithstanding the above, within ninety (90) days of the later of (i) completion of Lessor's Work in a lien free condition and Tenant being legally able to open for business in Premises A and (ii) the Premises A Rent Commencement Date, and upon receipt of billing by Lessor for same, Tenant shall pay to Lessor as Tenant's contribution toward the Lessor Work, the sum of (A) Four Hundred Ninety-Six Thousand Dollars ($496,000.00) plus (B) the cost of any Tenant Change Order. Any sums due Lessor shall be deemed additional rent hereunder.

     5.5 GENERAL REQUIREMENTS.

     (a) Lessor shall provide or cause to be provided all materials, and perform or cause to be performed all work, necessary to deliver the Premises to Tenant in "broom-clean" condition. All heating, ventilating and air-conditioning equipment servicing the Premises will be new. Lessor hereby warrants and represents that at such time as it delivers possession of the Premises ????????, Tenant and, as to Lessor's Work, for the later of (i) one (1) year thereafter or (ii) the warranty period for same, Lessor's Work, including but not limited to the structure, roof, heating, air-conditioning, lighting, electrical, plumbing, sewer and other systems and fixtures serving the Premises will be in good condition and working order, and there will be sufficient utilities available (including without limitation gas, water and electricity) to heat, illuminate, ventilate, air-condition and provide power to the Premises in the quantities or at the capacities required by Tenant pursuant to the Final Plans, and the roof will be free of leaks.

     (b) Unless otherwise provided in this Lease, if either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (financial inability excepted) ("Unavoidable Delay") performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, notice of such delay shall be delivered to the other party within three (3) days of the occurrence of the delay which notice shall specify the exact nature of the delay.

6. RIGHT OF PRIOR INSTALLATION.

At any time prior to the Delivery Date, Tenant shall have the right to enter Premises A for the purposes of measuring the Premises and installing therein Tenant's fixtures, equipment and merchandise, provided that such operations do not interfere unreasonably with Lessor's completion of the Premises. Any entry by Tenant for the purpose of measuring the Premises or of installing its fixtures and equipment shall not be deemed acceptance of the Premises by Tenant.

7. RENT.

Tenant hereby covenants and agrees to pay Lessor as monthly fixed rent for the Premises during the Lease Term the sums as set forth in Article A(iv). All monies payable by Tenant to Lessor hereunder shall be deemed additional rent.

Monthly fixed rent for Premises A shall be payable in advance and without demand on the first day of every calendar month during the Lease Term from and after the Premises A Rent Commencement Date. Monthly fixed rent for Premises B shall be payable in advance and without demand on the first day of every calendar month during the Lease Term from and after the Premises B Rent Commencement Date. Rent shall be prorated for any partial month at the beginning or end of the Lease Term. Tenant shall pay rent to Lessor at the address provided for Lessor in Article A(vi) hereof, unless otherwise notified in writing by Lessor.

In determining floor area, measurements shall be from the center of all common walls and the outside of all exterior walls, excluding mezzanines and mechanical equipment areas ("floor area"). Lessor and Tenant agree that the initial floor area of the Premises for purposes of determining fixed monthly rent and prorata share of Lessor's Operating Costs (as defined in Section 38) shall be deemed to be one hundred two thousand four hundred seventy (102,470.00) sq. ft.

8. USE and OPENING.

Tenant shall open on its first day of business as a Best Buy Store and thereafter shall use the Premises for the sale at retail (including, incidentally thereto, the display, rental, servicing and installation) of consumer electronic products and other merchandise incidental thereto in substantially the same manner as the majority of The Best Buy stores in Los Angeles County; and for no other purpose except as hereinafter provided. In the event Tenant (including any permitted assignee or sublessee) elects to change the principal use of the Premises to a use which is other than the use of a majority of Tenant's stores in Los Angeles County, Tenant shall notify Lessor of such election. Lessor, within thirty (30) days thereafter, shall either (i) consent to such use change, which consent shall not unreasonably be withheld, or
(ii) notify Tenant that it does not consent to such use change with the reason for Lessor's refusal. Lessor's refusal to consent to the proposed use change shall be deemed reasonable if the contemplated use of the Premises is not compatible with a shopping center of this type, is not compatible with the then current tenant mix at the Shopping Center or would violate a restrictive covenant covering the Shopping Center or an exclusive which has been granted by Lessor to any tenant occupying the location identified on the Site Plan as "existing T.B.A." or to any other tenant in the Shopping Center, which tenant is open and operating in at least thirty thousand (30,000) square feet of floor area. Lessor hereby warrants that, at the time of substantial completion of Lessor's Work, and thereafter during the term of this Lease, the Premises will be in conformance with all applicable building, health, safety, fire, environmental and zoning codes and other laws, ordinances and regulations of all public authorities having jurisdiction over the Premises, and will have been completed as provided in Article 5 hereof. Tenant shall have no obligation, either express or implied, to open or operate for business in the Premises, and Tenant shall have sole authority over its hours of operation and merchandising.

Tenant will use and occupy the Premises and appurtenances in a careful, safe and proper manner, and shall comply with the lawful requirements of the proper public authorities regarding the conduct of Tenant's business. Tenant will not permit the Premises to be used for any unlawful purpose. Tenant shall not permit the Premises and Lessor shall not permit the remainder of the Shopping Center to be used for (i) any offensive, noisy or dangerous trade, business or manufacturing activity or occupation, (ii) any activity which constitutes a nuisance; (iii) any activity which physically interferes with the business of any other occupant; or (iv) in violation of any law, ordinance, rule or regulation of any governmental authority with jurisdiction over any portion of the Shopping Center.

The Premises shall not be used for the following uses and Lessor shall not permit the following uses in the Shopping Center: entertainment or recreational uses (such as but not limited to bowling alleys, billiard parlors, bars, health spas, game arcades, theaters, off-track betting parlors etc.), "adult" uses (i.e., "adult" bookstores or "adult" theaters, or massage parlors) training or educational use (i.e. beauty schools, reading rooms, churches), gas station use, restaurant or food outlet uses except in areas designated therefor on the Site Plan (and except as incidental to a retail store of over 40,000 square feet of floor area and located within such store), the sale, rental or storage of automobiles, recreational vehicles or boats, flea markets, or offices except incidental to permitted uses (provided however, that offices providing service to the general public such as banks, real estate brokerages or insurance brokers shall be permitted provided the same do not exceed 15% of the floor area of the Shopping Center).

If Tenant is closed for business to the public in substantially all of Premises A for a period of one hundred eighty (180) days or more (the "Go Dark Period") for any reason other than an Exempted Discontinuance and, Tenant fails within the Go Dark Period to deliver to Lessor a letter of intent from a proposed assignee or sublessee who proposes to open for business to the public in Premises A within ninety (90) days after the end of the Go Dark Period (a "Letter of Intent"), or if the proposed assignee or sublessee fails (subject to Unavoidable Delay events) to open for business in the Premises within one ninety (90) days after the end of the Go Dark Period, then Lessor shall have the right and option to terminate this Lease by giving notice (the "Cancellation Notice") to Tenant within one hundred eighty (180) days following the cessation of business in the Premises or the Go Dark Period (the "Initial Termination Period"); provided cure has not been made prior to the Cancellation Notice being given and further provided, if the Premises remains closed following the expiration of the Initial Termination Period, Lessor shall have the right to terminate the Lease for a period of sixty (60) days (the "Notice Period") following the expiration of the next succeeding one hundred eighty
(180) day period, and once again following each successive one hundred eighty
(180) day period that the Premises remains closed following the expiration of each Notice Period; provided cure has not been made prior to the Cancellation Notice being given. If Lessor, pursuant to the requirements of this Lease, does not approve the proposed assignee or sublessee, and Tenant does not within ninety (90) days after Lessor's notice of disapproval deliver another bona fide letter of intent from an assignee or sublessee which is reasonably acceptable to Lessor and Tenant cure has not been made, Lessor shall also have the right to terminate this Lease, by giving a Cancellation Notice to Tenant within the same time frame as referenced above unless cure has been made prior to the Cancellation Notice being given. If Lessor exercises its right to terminate this Lease, Tenant shall vacate the Premises within sixty (60) days after receipt of the Cancellation Notice and this Lease shall terminate on the date which is sixty (60) days after the date on which the Cancellation Notice shall have been served on Tenant (the "Cancellation Date"). Effective as of the Cancellation date, Tenant shall have no further obligations with respect to this Lease except for those accruing prior to the Cancellation Date.

In the event of Lease termination pursuant to this Article, Lessor shall pay Tenant the unamortized amount of all out of pocket costs paid by Tenant (and not in excess of any cap herein contemplated or not previously reimbursed by Lessor hereunder) directly or indirectly to contractors or subcontractors or material suppliers for Tenant's improvements to the Premises or for Tenant's leasehold improvements not removed by Tenant as determined in accordance with generally accepted accounting practices.

The following shall be considered Exempted Discontinuances; any temporary discontinuance occasioned by strikes, remodeling, walkouts, labor disputes, acts of God, inability to obtain labor, materials or merchandise, governmental restrictions, governmental regulations, governmental controls, judicial orders, enemy or hostile governmental actions, civil commotion, fire or other casualty, or other cause beyond Tenant's reasonable control (other than lack of or inability to procure funds to fulfill its commitments and obligations under this Lease).

9.   UTILITIES.

Tenant shall pay when due all bills for gas, water, electricity and other utilities used on the Premises on and after the Delivery Date and through and including the date of expiration of this Lease or the earlier termination hereof. Lessor, at its own expense, shall install separate meters for the utilities used in the Premises, if same is specified in the Final Plans.

10.  REPAIR OF THE PREMISES.

Lessor shall warrant the Lessor's work for the greater of (i) one (1) year from the Delivery Date or (ii) the period of time that such work is covered by warranty. Tenant agrees that, thereafter as to Lessor's Work and during the Lease Term as to items not part of Lessor's Work, except as otherwise provided in this Article 10, it will perform all necessary non-structural interior repairs to the Premises, including repair or replacement of damaged or broken doors and windows and routine maintenance of the heating, ventilating, air-conditioning, plumbing, gas, electrical and similar systems which are located in and exclusively the Premises. Tenant further agrees that it will keep and maintain the interior of the Premises in a clean and sanitary condition. Tenant shall not be required to make any repairs which are the responsibility of Lessor pursuant to this Article 10 or elsewhere under this Lease.

As and to the extent specified herein and to the extent not caused by Tenant's negligent or willful act or omission, Lessor shall (i) make all structural repairs to the Premises, whether interior or exterior, keep the Premises watertight, and shall repair, replace and maintain in good condition the exterior of the Premises including without limitation the slab, roof, walls, foundations, gutters, utility lines from the point of connection to the Premises to the main line, and downspouts; (ii) make all necessary replacements of obsolete or unrepairable heating, ventilation, air conditioning, plumbing, gas, electrical and other systems and components thereof which service all or any part of the Premises; (iii) make all repairs to the Premises necessitated by fire, casualty or the elements as provided in Article 19; and (iv) make any repairs to the Premises necessitated by any neglect, fault or default of Lessor, its agents, employees or contractors.

In performing its obligations under this Article 10, Lessor shall not unreasonably interfere with Tenant's normal business operations. If Lessor fails to undertake and complete the repairs required under this Article 10 or elsewhere under this Lease within a reasonable time after written notice from Tenant, Tenant shall have the right to make such repairs on behalf of Lessor and, if the reasonable cost thereof, plus five percent 5% of such cost to cover its overhead and administrative costs is not paid by Lessor within thirty (30) days of billing thereof (together with invoice(s) for same), Tenant may deduct same from the fixed rent and other charges otherwise payable hereunder.

Anything in this Lease to the contrary notwithstanding, Lessor agrees that in the event of an emergency which necessitates prompt maintenance, repair or replacement of items which are otherwise required by this Lease to be maintained, repaired to replaced by Lessor, and Tenant is unable to contact Lessor and advise it of such emergency condition, Tenant may at its option proceed forthwith to make such repairs and pay the cost thereof. Lessor agrees to reimburse Tenant for the cost of such repairs, plus five percent (5%) of such cost for Tenant's overhead and administrative costs, on demand. If Lessor does not reimburse Tenant within 60 days of written demand and submission of proof of expenditure, then Tenant may deduct such amount from the fixed rent and other charges otherwise payable hereunder.

If at any time during the term of this Lease or any extension thereof any governmental agency or other authority with jurisdiction over the Premises requires structural modification or repairs of the Premises which are necessitated by reasons other than Tenant's peculiar use of the Premises, all such repairs, alterations, and additions or remodeling shall be at Lessor's sole cost and expense; provided however, if (i) the repair, alteration or remodelling is so required during the last twenty four (24) months of the Lease Term; or
(ii) if at any time during the Lease Term, the cost of same would exceed one hundred twenty percent (120%) of one month's fixed rent, at the time or (iii) if same occurs during the Initial Term and the costs exceed such cap and despite Lessor's request, Tenant does not thereupon elect to exercise its right to extend the Initial Term, then Lessor may notify Tenant that it elects not to perform such work and, in such event, Tenant may elect to either perform such work, and pay the excess cost thereof, or terminate the Lease. If Lessor is required to make such changes and does not so make such changes, then Tenant may make such repairs and following 60 days written demand for reimbursement and submission of proof of expenditure, deduct the amount expended therefor, plus five percent (5%) of such amount for its overhead and administrative costs, from the fixed rent and other charges otherwise payable hereunder.

11. ACCESS BY LESSOR.

Lessor shall have free access to the Premises at all reasonable times upon 24 hours' notice for the purpose of examining or making any repairs thereto which Lessor is required to make under this Lease or which are necessary for safety or maintenance purposes. In the event of an emergency, Lessor shall not be required to give Tenant 24 hours' notice, but shall use reasonable efforts to notify Tenant and its security company prior to entry.

12. TENANT'S FIXTURES AND SIGNS.

Tenant at its sole cost and expense may install and operate prototype interior and exterior electric and other signs, in and on the Premises of any occupant of the Premises as same may exist from time to time (including but not limited to, signs on poles erected by Lessor or Tenant, machinery and any other mechanical equipment, and, if Tenant is the signatory hereunder, a yellow and black ticket sign tilted 15 degrees, with dimensions not less than 15' x 26' mounted on the storefront per the Final Plans), provided that in so doing Tenant complies with all laws and ordinances of any governmental authority with jurisdiction over the Premises. Tenant may also install and maintain in the Premises such pipes, conduits and ventilating ducts as are required or desirable for the business conducted by Tenant therein. Tenant shall at all times have the right to remove all signs, fixtures, machinery, equipment, appurtenances or other property heretofore or hereafter furnished or installed by Tenant, provided it repairs any damage caused thereby, it being expressly understood and agreed by the parties that said property shall not become part of the Premises but shall at all times be and remain the property of Tenant and as such shall not be subject to any landlord's lien or other creditor's remedy otherwise available to Lessor.

Subject to compliance with all local laws and ordinances, the Premises A Tenant shall be entitled to the space on any existing pylon or free standing sign, or which Tenant or Lessor may construct, with space on all such pylons equal to the largest space allowable by municipal ordinances. At any time that the Shopping Center contains no usable pylon sign, Tenant, at its sole cost and expense, may construct one pylon sign in the Common Area of the Shopping Center in a place to be designated by Tenant, subject to compliance with all local laws and ordinances. Tenant may place on the interior and exterior of the Premises any sign which conforms to applicable legal requirements.

Tenant may install, maintain, repair and replace, and at all times have access to, a satellite dish and supporting equipment or replacement technology on the roof of the Premises, using sound construction practices. Tenant shall use the roofing contractor required by Lessor to perform such work; provided Lessor shall require such contractor to perform such work at commercially reasonable rates.

13. ALTERATIONS TO THE PREMISES.

At any time after delivery of the Premises to Tenant, Tenant at its own cost and expense and without Lessor's consent may make changes, alterations, additions and improvements to the interior of the Premises, provided such work does not impair the structural integrity of the building in which the Premises is located. All such work shall be performed in accordance with all applicable governmental requirements. If so requested by Tenant, Lessor shall cooperate in securing necessary permits and other government authorizations for Tenant's changes and alterations, at no cost to Lessor.

14. SURRENDER OF THE PREMISES.

Tenant will deliver and surrender possession of the Premises to Lessor upon the expiration of this Lease or its earlier termination, in good condition, loss by fire, ordinary wear and tear and decay, casualty, neglect or fault or default of Lessor, and taking by eminent domain excepted, but without obligation to deliver the Premises in better condition than the Premises were in at the commencement of the term. Lessor expressly waives any statutory or other lien or security interest in Tenant's property. Tenant shall repair any damage occasioned by the removal of its property or inventory.

15. HOLDING OVER; RIGHT OF FIRST NEGOTIATION.

     15.1 Holding Over. If Tenant continues its occupancy of the Premises after the expiration of the Lease Term (or any earlier termination provided or permitted by this Lease) either with or without the consent of Lessor, such tenancy shall be month-to-month only, and not year-to-year or based on any other interval of time. Such continued occupancy shall not defeat Lessor's right to possession of the Premises, and the month-to-month tenancy provided for herein may be canceled at the end of any calendar month upon not less than thirty (30) days' prior written notice from Lessor to Tenant. Except for provisions relating to Lease term, all covenants, provisions, obligations and conditions of this Lease shall remain in full force and effect during such month-to-month tenancy. Notwithstanding the above, if Tenant continues its occupancy of the Premises after the expiration of the Lease Term (or any earlier termination provided or permitted by this Lease) without the consent of Lessor then fixed rent during such holdover period shall be 125% of the fixed rent in effect prior to such holdover period.

     15.2 Right of First Negotiation. Lessor agrees to negotiate with Best Buy in good faith (i) at the end of the Renewal Term and prior to the expiration of the Lease Term for the new lease of the Premises then occupied by Best Buy, at a fair market lease rate for a national retailing, credit worthy tenant such as Best Buy, or (ii) at the end of the Lease Term and provided Lessor has elected to raze and redevelop the Shopping Center for retail purposes within six (6) months following the expiration of the Lease Term, for a lease of space at fair market rates chargeable to a national retailing, credit worthy tenant such as Best Buy.

16. REMEDIES UPON DEFAULT.

     16.1 Tenant Default. The occurrence of either of the following shall constitute a default by Tenant pursuant to this Lease: (i) a failure by Tenant to pay rent on the day the same is due, which failure is not remedied by Tenant within ten (10) days of Tenant's receipt of written notice from Lessor specifying such failure; or (ii) a failure by Tenant to perform obligations pursuant to this Lease other than as specified in (i) above, within thirty (30) days of Tenant's receipt of written notice from Lessor specifying such failure or, if it reasonably would require more than thirty (30) days to cure such failure, within a time reasonably necessary to cure such failure after Tenant's receipt of such written notice provided Tenant commences to cure such default within thirty (30) days and thereafter prosecutes such cure diligently to completion. It is understood that the "default" shall not arise until the expiration of any applicable cure period therefor, Lessor shall have the right to exercise any of the following remedies:

     (a) Lessor may re-enter and take possession of the Premises on the terms set forth in subparagraph (b) below, without such re-entry being deemed an acceptance by Lessor of a surrender of this Lease or an impairment of Tenant's rights of assignment and subletting as permitted under this Lease. Lessor shall also have the right, at its option, from time to time, without terminating this Lease, to relet the Premises, or any part thereof, as the agent and for the account of Tenant, upon such terms and conditions as Lessor may deem advisable or satisfactory, in which event the rents received for such reletting shall be applied first to the reasonable and actual expenses of such reletting and collection, including but not limited to necessary renovation and alterations of the Premises, reasonable attorneys' fees, any reasonable brokerage commissions paid, and thereafter toward payment of all sums due or to become due Lessor under this Lease; and if a sufficient sum shall not be thus realized or secured to pay such sums and other charges, at Lessor's option, Tenant shall pay Lessor any deficiency monthly or at greater intervals as Lessor sees fit, or Lessor may institute action to exact payment of said deficiency from time to time, or at Lessor's option, the entire deficiency which is subject to ascertainment for the remaining Term shall be immediately due and payable by Tenant. All rights of Lessor to collect from or charge to Tenant any amount described in this subsection

     (a) shall be based on or subject to determination of the worth at the time of the award as defined in (b) below. Nothing herein, however, shall be construed to require Lessor to re-enter and relet in any event. Lessor shall not, in any event, be required to pay Tenant any sums received by Lessor on a reletting of the Premises in excess of the rent provided in this Lease, but such excess will reduce any accrued present or future obligations of Tenant hereunder. Lessor's re-entry and reletting of the Premises without termination of this Lease shall not preclude Lessor from subsequently terminating this Lease as set forth below.

     (b) Termination. Lessor may terminate this Lease by written notice to Tenant specifying a date therefor, which shall be no sooner than thirty
     (30) days following receipt of such notice by Tenant, and this Lease shall then terminate on the date so specified as if such date had been originally fixed as the expiration date of the Term. In the event of such termination, Lessor shall be entitled to recover from Tenant:

     (i) The worth at the time of award of the amount of any obligation which has accrued prior to the date of termination reduced by the amount of any credit or setoff to which Tenant is entitled under the Lease;

     (ii) The worth at the time of award of the amount by which the unpaid rent and any additional charges which could have been earned after termination until the time of award reduced by the amount of any credit or setoff to which Tenant is entitled under the Lease exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; and

     (iii) The worth at the time of award of the amount by which the unpaid rent and additional charges for the balance of the Term after the time of award reduced by the amount of any credit or setoff to which Tenant is entitled under the Lease exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided.

     As used in clauses (i) and (ii) of this subparagraph b), the term "worth at the time of the award" shall be computed by following interest (at the "Interest Rate", which shall mean the prime lending rate announced from time to time by Bank of America, N.A. for its preferred commercial borrowers per annum plus two percent (2%)) on the amount of the obligation set forth therein, and as used in clause (iii) of this subparagraph (b), the term "worth at the time of the award" shall be computed by discounting such amount at the rate of the charge on loans to depository institutions by the San Francisco Federal Reserve Bank, as such rate is reported in the Wall Street Journal bearing the date of the award and identified therein as the Discount Rate, plus 1%."

     In the event this Lease is terminated as provided above or by summary proceedings or otherwise, Lessor or its agents, servants or representatives may immediately or at any time hereafter peaceably re-enter and resume possession of the Premises and remove all persons and property therefrom, either by summary proceedings or other suitable action or proceeding at law, without liability for damage.

     (c) Lessor may recover from Tenant, and Tenant shall pay to Lessor upon demand, such reasonable expenses as Lessor may incur in recovering possession of the Premises, placing the same in good order and condition and repairing the same for reletting, all other reasonable expenses, commissions and charges incurred by Lessor in exercising any remedy provided herein, or as a result of or incurring any default by Tenant hereunder (including without limitation attorneys' fees).

     (d) The various rights and remedies reserved to Lessor herein, and any and all other remedies available at law or in equity, including those not specifically described herein, in force and effect at the time of the execution hereof, are cumulative, and Lessor may pursue any and all of such rights and remedies, whether at the same time or otherwise.

     16.2 Lessor Default. If Lessor should be in default in the performance of any of its obligations under this Lease, which default continues for a period of more than thirty (30) days (or such longer period as may be otherwise specified in this Lease) after receipt of written notice from Tenant specifying such default, or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (provided Lessor must have undertaken procedures to cure the default within such thirty
(30) day or other applicable cure period and diligently pursue apply and Lessor shall pay the first One Hundred Thousand Dollars ($100,000) (or portion thereof) and Tenant shall pay the second One Hundred Thousand Dollars ($100,000) (or portion thereof). If the cost to repair the Premises is over Two Hundred Thousand Dollars ($200,000) then, in such event Lessor shall notify Tenant in writing within twenty (20) days of the date of such casualty if it elects not to pay any costs to repair in excess of its One Hundred Thousand Dollars ($100,000). Within twenty (20) days thereafter Tenant shall notify Lessor in writing of its election of either of the following two alternatives:
(i) To terminate this Lease effective as of the date of the casualty; or (ii) To agree to bear all costs of the repair of the Premises in excess of the Two Hundred Thousand Dollars ($200,000). Such election by Tenant shall be made in writing to the Lessor. In event the Tenant elects to terminate, the Lease shall be deemed terminated effective as of the date of the casualty.

     Section 19.5 If this Lease is terminated for any reason pursuant to this Article, Lessor shall promptly refund to Tenant any rent paid in advance and any unearned charges.

20. WAIVER OF SUBROGATION.

Lessor and Tenant hereby waive all rights of subrogation which either has or which may arise hereafter against the other for any damage to the Premises or any other real or personal property or any business caused by perils required to be insured hereunder; provided, however, that the foregoing waivers do not invalidate any policy of insurance of the parties hereto now or hereafter issued, it being stipulated by the parties hereto that such waiver shall not apply in any case which would result in the invalidation of any such policy of insurance. Each party shall notify the other if such party's insurance would be so invalidated.

21. EMINENT DOMAIN.

If the entire Premises are at any time after execution of this Lease taken by public or quasi-public use or condemned under eminent domain, then this Lease shall terminate and expire effective the date of such taking and any rent paid in advance and any unearned charges shall be refunded to Tenant by Lessor on such date.

Tenant shall have the right to terminate this Lease and to receive from Lessor an appropriate refund of rent paid in advance and unearned charges if, as a result of eminent domain proceeding or other governmental or quasi-public action, any portion of the Premises or a material portion of the parking or access area serving the Premises is taken. Should Tenant elect to remain in the Premises after any partial taking, then rent and other charges shall be reduced for the remainder of the term thereafter in proportion to the floor area of the Premises taken, and/or reduced by a mutually agreeable equitable amount for any non-building area taken and Lessor shall promptly repair and restore the Premises as nearly as possible to their prior condition. Tenant shall not be entitled to damages for the taking of its leasehold estate or the diminution of the value thereof, provided, if Tenant has made any leasehold improvements to the Premises or material alterations, structural changes or repairs thereto at its own expenses, regardless of when made, Tenant shall be entitled to claim an award for the unamortized balance of Tenant's cost thereof provided the condemning authority makes a separate award therefor. In addition, Tenant shall be entitled to claim an award for loss of business, damage to merchandise and fixtures, removal and reinstallation costs and moving expenses.

22. INSURANCE.

     22.1 Tenant's Insurance. Tenant shall obtain and keep in force at Tenant's expense for the term of this Lease (i) commercial general liability insurance with a combined single limit of Two Million Dollars ($2,000,000.00) for each occurrence, with said insurance naming Lessor as additional insured, and (ii) all risk property insurance (except earthquake coverage shall not be required) written at replacement cost value insuring Tenant's merchandise, trade fixtures, furnishings, equipment and all items of personal property of Tenant and including property of Tenant's customers located on or in the Premises. The insurance required under this Article shall be issued by an insurance company authorized to do business in the state in which the Premises are located; and shall provide for at least thirty (30) days' notice, by certified mail return receipt requested, to Lessor before cancellation, termination or nonrenewal of such insurance. A certificate evidencing such coverage shall be delivered to Lessor upon request. Provided, however, notwithstanding the foregoing, provided it maintains a net worth of at least $100 Million Dollars, Tenant may self-insure all or any part of the insurance it is required to carry hereunder and/or carry such insurance under a "blanket" policy.

     22.2 Lessor's Insurance. Lessor shall procure and maintain throughout the entire term of this Lease all risk insurance in an amount not less than the full insurable value of the Shopping Center (including the Premises), on a replacement cost basis, insuring Lessor and Tenant (as their respective interests may appear) against loss or damage thereto by fire and other casualties covered by the standard form of all risk insurance available in the State in which the Premises are located. Lessor shall also procure and maintain throughout the entire term of this Lease, public liability insurance coverage for casualties occurring on the Common Area, having limits of liability of not less than Two Million Dollars ($2,000,000.00) combined single limit and naming Tenant as an additional insured. Lessor may carry business interruption or rental insurance equal to one year's rent hereunder and other insurance as its lenders may reasonably and customarily require. Lessor's coverage shall be primary and noncontributory with respect to the Common Areas. Tenant shall pay its proportionate shares of Lessor's cost of insurance, calculated in the manner described in Article 38 hereof. In no event shall Tenant pay for Lessor's earthquake coverage. The insurance required under this Article shall be issued by an insurance company authorized to do business in the state in which the Shopping Center is located; and shall provide for at least thirty (30) days' notice, by certified mail return receipt requested, to Tenant before cancellation, termination or nonrenewal of such insurance. A certificate evidencing such coverage shall be delivered to Tenant upon request.

23.  SUBORDINATION OF LEASE.

     23.1 Existing Liens. Lessor covenants to obtain from each lender the security for whose loan as of the date hereof encumbers the Shopping Center ("Lender") and each lessor whose interest in the Shopping Center is paramount to Lessor's ("Overlessor"), to the extent such entity or entities require that their interests be superior to this Lease, an executed nondisturbance agreement in form reasonably approved by Tenant ("Nondisturbance Agreement"). If Lessor breaches its obligation(s) hereunder, Tenant may terminate this Lease by written notice to Lessor at any time prior to Tenant's receipt of all required Nondisturbance Agreements.

     23.2 Future Liens. Tenant shall, upon Lessor's request, subordinate this Lease in the future to any mortgage or deed of trust placed by Lessor upon the Premises in favor of any Lender, provided that such Lender executes a Nondisturbance Agreement providing that (a) if Tenant is not then in default under this Lease, this Lease shall not terminate as a result of the foreclosure of such lien, or conveyance in lieu thereof, Tenant's rights under this Lease shall continue in full force and effect and its possession be undisturbed except in accordance with the provisions of this Lease, and (b) the proceeds of any insurance recovery or condemnation award shall be used for the purposes stated in this Lease. Tenant will, upon request of the Lender, be a party to a subordination and attornment agreement, and will agree that if such Lender succeeds to the interest of Lessor, Tenant will recognize said Lender (or successor in interest of the Lender) as its Lessor under the terms of this Lease. Such agreement must be reasonably satisfactory in form and content to all parties. Notwithstanding the foregoing, Tenant will acknowledge the inferior interest of a future Lender in the payment of rent without implying that such future Lender's interest is superior to Tenant's leasehold interest and will agree to attorn to such future Lender provided such future Lender assume the performance of the affirmative covenants of Lessor occurring under the Lease from and after the time such Lender becomes Lessor.

24.  TRANSFER OF INTEREST.

     Section 24.1. Lessor may, at any time after it shall complete Lessor's Work in accordance with Article 5 above but not before, transfer its interest in this Lease and underlying fee. Lessor's transferee shall assume all of Lessor's obligations under this Lease. Lessor agrees to give Tenant notice of such transfer.

     Section 24.2. Except as otherwise provided below, Tenant shall not assign this Lease, or sublet the Premises, or any portion thereof, without the prior written consent of the Lessor, or the waiver thereof as hereinafter stated, which consent shall not be unreasonably withheld. If Lessor fails to respond to Tenant's request for consent within thirty (30) days following receipt of a written request and a description of the assignment or sublease transaction ("Transfer Request"), with a written specification of the precise reasons for Lessor's refusal to consent, such failure to so respond shall constitute a waiver of Lessor's right to deny consent hereunder. Tenant's description of the assignment or sublet which accompanies its request shall include the following written information: (a) the name and business experience of the transferee; (b) the specific use proposed to be conducted by the transferee in the Premises if such use is other than Tenant's; and (c) the transferee's most recently available financial statement. The parties acknowledge and agree that each of the following constitute reasonable grounds for Lessor to refuse consent to an assignment or sublease: (i) the transferee's contemplated use of the Premises, if different than Tenant's, is not compatible with a retail shopping center of this type or compatible with the then current tenant mix at the Shopping Center; or (ii) the contemplated use of the Premises, if different than Tenant's, would violate an exclusive which has been granted by Lessor to any tenant in the "existing T.B.A." space shown on the Site Plan or any other tenant in the Shopping Center occupying at least 30,000 square feet of space. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, without Lessor's consent, to assign this Lease, or sublet the Premises, to a corporation with which it may merge or consolidate, or in connection with the sale of all or a portion of its assets, or to any parent or subsidiary of Tenant, or a subsidiary of Tenant's parent ("Affiliate"). The sale of stock by Tenant or by any shareholder of it shall not constitute an assignment under the terms of this Lease. Any provisions of this Lease which purports to grant to Lessor certain rights to take effect precedent to, or in event of assignment or subletting shall not apply to an assignment or sublet within the scope of this Section. Notwithstanding anything herein to the contrary, Tenant shall have the right to operate departments within the Premises without Lessor's consent by means of subleases, licenses or concession agreements provided that such departments shall not be separated by demising walls from the balance of Tenant's operations in the Premises.

     Section 24.3.

     (a) Notwithstanding the above, Tenant shall notify Lessor ("Initial Transferee Notice") of the following information as to its first proposed subtenant or assignee of Premises B (unless same is an Affiliate): (a) the proposed date of occupancy, (b) the proposed rent, (d) the name and address of the proposed transferee, (e) a copy of the deal letter, if any, pertaining to the proposed transfer, and (f) whatever current financial statements of the proposed transferee Tenant has obtained.

     (b) Notwithstanding anything to the contrary herein contained, Lessor shall have the right, exercisable by written notice to Tenant within fifteen (15) days of the date of its receipt of the Initial Transferee Notice, to notify Tenant ("Lessor Notice") that either (i) it desires to have a direct lease of Premises B between Lessor and the transferee ("Direct Lease") or (ii) that it does not desire to negotiate a Direct Lease but does not approve the proposed transferee. If the Lessor Notice indicates disapproval such proposed transferee, such notice shall state, with particularity, the precise reasons for Lessor's disapproval of such proposed transferee.

     (c) If the Lessor Notice is so given and Lessor indicates therein that it desires to have a Direct Lease, Tenant shall, working with Lessor, negotiate a Direct Lease with such proposed transferee. Upon execution of such lease by such proposed transferee, Tenant shall deliver four (4) execution drafts (with Lessor being the lessor thereunder) of such lease to Lessor. Lessor shall have fifteen (15) days after the delivery of same to notify Tenant that it accepts such Direct Lease. If Lessor so notifies Tenant that it accepts the Direct Lease, then this Lease shall be amended within 30 days thereafter so as to eliminate Premises B from the definition of "Premises" and to reduce the fixed rent accordingly and to modify any other provisions of this Lease which must be modified to reflect such change in the Premises.

     (d) If the Lessor Notice is not given as provided above or if Lessor does not object to the new transferee or Lessor has not notified Tenant as provided above that it accepts the Direct Lease, then Lessor shall be deemed to have consented to such proposed transferee and Tenant, at its option, may sublease or assign Premises B to such proposed transferee without further approval of Lessor and this Section 24.3 shall no longer be of force and effect. Such sublease or assignment shall not be a novation of this Lease nor shall Tenant be relieved or released from its other obligations hereunder.

25. REAL ESTATE TAXES.

Tenant shall pay its proportionate share of all real estate taxes and all installments of assessment (collectively, the "Taxes") payable with respect to the Premises during the Lease Term promptly as the same shall become due and before interest application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

28. MEMORANDUM OF LEASE.

Neither party may record this Lease. However, upon the request of either party hereto, the other party, within thirty (30) days of such request, shall join in the execution of a Memorandum or so-called "Short Form" of this Lease for the purposes of recordation. Said Memorandum or Short Form of this Lease shall describe the parties, the Premises, the term of this Lease and any special provisions hereof, and shall incorporate this Lease by reference. Any fees required to be paid in order to prepare or record such Memorandum or Short Form of this Lease shall be paid by the party which initiated its preparation.

29. PARKING REQUIREMENTS.

Lessor covenants and agrees that the number of parking spaces in the Shopping Center shall at all times remain the same as shown on the Site Plan. All such parking shall be made available at no charge to Tenant and its customers and employees. The parking areas are for the non-exclusive benefit of the Shopping Center occupants, and the parties under the REA and their employees, licensees, customers, and permittees. Accordingly, subject to the REA, Lessor shall not grant rights to use such parking areas to parties other than those permitted under this Section 29. Subject to Section 39 below, the layout of the parking areas and access drives and curb cuts shall at all times be located as shown on the Site Plan.

30. ENTIRE AGREEMENT.

This instrument shall merge all undertakings between the parties hereto with respect to the Premises and upon execution by both parties shall constitute the entire lease agreement, unless thereafter modified by both parties in writing.

31. RELATIONSHIP OF THE PARTIES.

Nothing contained in this Lease shall be deemed or construed by the parties hereto or by a third party to create the relationship of principal and agent or of partnership or of joint venture of any association whatsoever between Lessor and Tenant, it being expressly understood and agreed that neither the method or computation of rent nor any other provision contained herein, nor any act or acts of the parties hereto, shall be deemed to create any relationship between Lessor and Tenant other than the relationship of lessor and tenant.

32. RIGHT OF PROTEST.

Each party shall keep the Premises, Shopping Center and all portions thereof free from any liens arising out of any work performed, materials furnished or obligations incurred by it or on behalf of it. Each party may contest any mechanics' or other liens imposed against the Premises or the Shopping Center arising out of such party's performance hereunder, provided that the contesting party believes in good faith that such liens are not proper, and further provided that the contesting party furnishes the other party reasonable security to ensure payment and to prevent any sale, foreclosure or forfeiture of the Premises or the Shopping Center by reason of such nonpayment. The contesting party shall furnish to other party such security as such other party may reasonably request pursuant to the foregoing sentence within thirty (30) days of receiving a written request therefor. Upon a final determination of the validity of such lien or claim, the contesting party shall promptly pay any judgment or decree rendered against the contesting party, including without limitation all proper costs and charges, and shall cause such lien to be released of record, all without cost to the other party.

33. IMPORTANCE OF EACH COVENANT.

Each covenant and agreement on the part of one party hereto is understood and agreed to constitute an essential part of the consideration for each covenant and agreement on the part of the other party.

34.  HEADINGS.

The headings of the Articles of this Lease are for convenience of reference only and do not form a part hereof, and they shall not be interpreted or construed to modify, limit, or amplify the intent of such Articles.

35.  PARTIES IN INTEREST.

Subject to the provisions of this Lease relating to assignment, subleasing and other transfers of the parties' interests, this Lease shall inure to the benefit of and be binding upon the successors in interest and assigns of the parties hereto.

36.  COUNTERPARTS.

This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

37.  NUMBER AND GENDER.

Words in the singular, plural, masculine, feminine and neuter as used herein shall have the meanings and be construed as required by the context in which they are used herein.

38.  COMMON AREAS.

Lessor will maintain in good order, condition and repair all parking areas and other areas used in common by tenants of the Shopping Center (the "Common Area"), and Lessor hereby grants to Tenant, its agents, employees and invitees, the nonexclusive right to use the Common Area in common with other tenants of the Shopping Center. Tenant's rights to use the Common Area shall be subject to reasonable rules and regulations, provided same are enforced against all other occupants of the Shopping Center and same do not diminish, change or alter any of the rights or benefits of Tenant or benefiting the Premises as provided in this Lease and not impose additional obligations or burdens upon Tenant or the Premises. In each Lease Year Tenant shall pay Lessor, as additional rent, its proportionate share of Lessor's Operating Costs (as hereinafter defined). Tenant's proportionate share of Lessor's Operating Costs will be computed by multiplying Lessor's Operating Costs by a fraction, the numerator of which shall be the floor area of the Premises and the denominator of which shall be the total floor area in the Shopping Center. Lessor covenants throughout the Lease term to engage for the services to be performed hereunder to be performed at commercially reasonable rates. Lessor shall keep the parking areas lit from dusk until one hour after Tenant closes for business, and Lessor shall provide security lighting during all other hours of darkness.

As used herein, the term "Lessor's Operating Costs" shall mean actual expenses reasonably incurred by Lessor for maintaining the Common Areas in the manner required of Lessor hereunder including, but not limited to all costs and expenses of repairing, lighting and cleaning; landscaping; removal of snow, ice and debris. The following shall be excluded from Lessor's Operating Costs: costs related to Lessor's Work during the period same is covered by warranty; depreciation, principal, interest and other charges on debt; the cost of capital improvements (as defined by generally accepted accounting principles), management, administrative and overhead fees, including but not limited to wages and salaries (other than a sum equal to five percent (5%) of Lessor's Operating Costs, excluding insurance and Taxes), any sums paid for accounting, bookkeeping and expense collection services, promotional and other similar fees; expenses that are not paid for by every tenant or occupant of the Shopping Center; costs of repaving or replacing all or a substantial part of the parking area (provided, however, that re-coating, re-sealing, installation of a Petro-mat fabric with asphalt overlay of up to 1" and/or re-striping the parking areas or minor patchwork such as pot hole repairs may be included in Lessor's Operating Costs), costs to remove hazardous or toxic substances and costs of maintaining, repairing and replacing the foundation, exterior walls and roof of the Shopping Center, including the Premises (provided a one time cost to paint the exterior of the building of which the Premises is contained may be included, provided Tenant's share of same shall be the product obtained when the cost of same is multiplied by a fraction the numerator of which is the remaining Initial Lease Term, if same occurs during the Initial Term, and the denominator of which is the normal life expectancy of such improvements upon commencement of any renewal term Tenant shall commence paying the amortized sum related to the portion of such life expectancy for the item accruing within said renewal term.)

The portion of Lessor's Operating Costs to be paid by Tenant hereunder shall be due and payable thirty (30) days following receipt of a statement from Lessor that such expenses have been incurred. Lessor shall maintain complete and accurate records of Lessor's Operating Costs. Tenant shall have the right to inspect and audit Lessor's records with respect thereto. If such inspection and audit reveals overstatements of Lessor's Operating Costs, Lessor shall remit Tenant's share of the overstated amount (plus interest at the Interest Rate running from the date of Tenant's overpayment). In addition, if such overstatement of Lessor's Operating Costs is three percent (3%) or more of the actual Lessor's Operating Costs, then Lessor shall also reimburse Tenant for its reasonable costs of such inspection and audit.

39. OBSTRUCTIONS AND CONSTRUCTION.

Lessor will not place or permit to be placed any building, wall, landscaping, fence or other improvement in the Shopping Center other than improvements shown as existing or planned on the Site Plan, if same would adversely affect the access, visibility or parking for the Premises. Lessor agrees that no construction shall be permitted in the Shopping Center, except for emergency repairs diligently pursued, during the period from October 1st to December 31st of any year without the prior written consent of Tenant, which consent may include conditions designed to eliminate interference with Tenant's business. In addition to the above, Lessor shall not make any changes to the Shopping Center buildings or Common Area which may adversely affect access, visibility or parking for the Premises without the consent of Tenant which may be withheld in Tenant's sole discretion if such change may have a material adverse effect on same.

40. RIGHT OF FIRST REFUSAL ON ADJOINING SPACE.

Intentionally Deleted by the Parties.

41. EXCLUSIVITY.

Lessor warrants, covenants and agrees that it shall operate the Shopping Center as a first-class retail shopping center and that it will not permit any person or entity (other than Tenant) in space leased directly or indirectly (by way of sublease or assignment) from Lessor within the Shopping Center or within a radius of one (1) mile of the Shopping Center, to sell or rent electronic equipment or appliances (including, without limitation, televisions, stereos, video recorders, major household appliances (including, without limitation, refrigerators, freezers, stoves, microwave ovens, dishwashers, washers and dryers), personal computers and peripherals, computer software, car radios or phones, entertainment software including compact discs, music videos and prerecorded tapes, telephones, telecopy, fax and photocopy machines, or photographic cameras or equipment without Tenant's prior written consent which may be granted or withheld in Tenant's sole and absolute discretion. Lessor, for purposes of this Article, shall be defined to include Lessor and (i) if Lessor is a corporation, its principal shareholders; or (ii) if Lessor is a partnership, its partners and any principal shareholders or partners of any partner which is a corporation or shareholders; or (iii) if Lessor is a trust, the beneficiaries of any such trust including the principal shareholders or partners of any beneficiary which is a corporation or trust, all of whom shall execute an agreement to be bound to this Rider. In the event of any breach of the foregoing covenant, Tenant shall have all remedies given to it at law and in equity, including the right to injunctive relief and damages and, in addition thereto, Tenant's fixed rent shall not be due and payable during the period of such breach.

42. HAZARDOUS SUBSTANCES.

A. Lessor represents and warrants that, except as provided below, to the best of its knowledge as of the date of this Lease any handling, transportation, storage, treatment or usage of hazardous or toxic substances in quantities and/or concentrations which are at or above actionable levels (as defined by any applicable government authority and hereinafter being referred to as "Hazardous Materials") that has occurred on the Shopping Center are in compliance with all applicable federal, state and local laws, regulations and ordinances, and, to the best of its knowledge, as of the Delivery Date no leak, spill, discharge, emission or disposal of Hazardous Materials shall have occurred on or onto the Shopping Center and that the soil and soil vapor on or under the Shopping Center shall be free of Hazardous Materials as of the date of

Tenant's opening. Notwithstanding the above, Lessor and Tenant acknowledge that Lessor is currently performing certain soil remediation on the Shopping Center and that Lessor shall indemnify Tenant for same as provided below. Lessor agrees to indemnify, defend and hold Tenant and its officers, partners, directors, shareholders, employees and agents harmless from any claims, judgments, damages (other than consequential damages), fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including attorneys' fees, consultants fees, and expert fees which arise during or after the Term of this Lease or any renewal term, or in connection with the presence or suspected presence of Hazardous Materials in the soil, groundwater, or soil vapor on or under the Shopping Center, unless such Hazardous Materials are present as the result of the acts of Tenant, its officers, employees or agents. Without limiting the generality of the foregoing, this indemnification shall survive the expiration of this Lease and does specifically cover costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence or suspected presence of Hazardous Materials in the soil, groundwater or soil vapor on or under the Shopping Center, unless the Hazardous Materials are present solely as the result of the acts of Tenant, its officers, agents or employees. Without limiting the generality of the foregoing, this indemnification shall also specifically cover costs in connection with:

     1. Hazardous Materials present or suspected to be present in the soil, groundwater or soil vapor on or under the Shopping Center before the date hereof; or

     2. Hazardous Materials that migrate, flow, percolate, diffuse or in any way move onto or under the Shopping Center after date hereof; or

     3. Hazardous Materials present on or under the Shopping Center as a result of any discharge, dumping, spilling (accidental or otherwise) onto the Shopping Center during or after the Term of this Lease by any person or entity.

     Tenant agrees not to bring onto the Demised Premises Hazardous Materials above actionable levels and to indemnify, defend and hold Lessor and its officers, employees and agents harmless from any claims, judgments, damages (other than consequential damages), fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including attorneys' fees, consultants fees, and expert fees which arise during or after the Term of this Lease in connection with the presence of toxic or Hazardous Materials in the soil, groundwater, or soil vapor on or under the Shopping Center if and to the extent the presence of such Hazardous Materials is caused by Tenant, its officers, employees or agents. Without limiting the generality of the foregoing, this indemnification does specifically cover costs incurred in connection with any investigation of site conditions or any cleanup, remedial removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of Hazardous Materials in the soil, groundwater or soil vapor on or under the Shopping Center, which Hazardous Materials are caused by Tenant, its officers, agents or employees.

     B. If during the Term of this Lease any governmental authority requires the remediation of Hazardous Materials from the Demised Premises or the Shopping Center and such remediation materially affects Tenant's business operations, then Tenant shall be entitled to an equitable abatement of fixed rent from the date such interference or safety hazard occurs to the date such interference and safety hazard are not longer present.

     C. In the event Hazardous Materials are present at the Premises or the Shopping Center due to the acts of any party other than Tenant, its agents, employees, or officers and/or future remediation work is required to remove and/or monitor the Hazardous Materials caused to be present by any party other than Tenant, its agents, employees or officers and the presence, remediation and monitoring of such Hazardous Materials materially and adversely affects the operation of Tenant's business, Tenant, upon written notice to Lessor, shall have the right to terminate this Lease upon written notice to Lessor within one
(1) year after the initial known presence of such Hazardous Materials by Tenant, in which event this Lease will be of no further force and effect or at its option, receive a full abatement of Base Annual Rent and other payment obligations hereunder until such Hazardous Materials are removed or remediated to the satisfaction of applicable governmental authorities, as documented by such authorities. If Tenant has not terminated the Lease pursuant to this paragraph D within one (1) year following the initial known presence by Tenant of such Hazardous Materials, then Tenant shall resume the full payment of minimum rent and shall thereafter be deemed conclusively to have waived its right to terminate this Lease under this Article.

43. BROKERAGE.

Lessor agrees to pay the brokerage fees, commissions, finder's fees or other similar charge in connection with this Lease, including a fee in the amount of $2.00 per square foot of floor area to Retail Brokerage Inc., c/o Mike Navarro, Navarro Retail Services. Tenant warrants that, other for the aforementioned broker, it has not had any dealings with any realtor, broker or agent, in connection with the negotiation of this Lease. Lessor is responsible for any other broker's commission due to brokers with whom Lessor has dealt in connection with this Lease.

44. ATTORNEY'S FEES.

In the event Tenant or Lessor defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and the other party places in the hands of an attorney the enforcement of all or any part of this Lease, the defaulting party agrees to pay on demand the other party's reasonable attorneys' fees for the services of the attorney, whether suit is actually filed or not.

B. EXHIBITS AND RIDERS.

Attached hereto and made a part of this Lease are Exhibits A-E and Rider relating to the Reciprocal Easement Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.



                                   LESSOR:


                                   MERCHANDISING DEVELOPMENT U.S.A., INC.



                                   By:   [illegible signature]
                                       ----------------------------------
                                       Its: President
                                            -----------------------------

                                   TENANT:

                                   BEST BUY CO., INC.



                                   By:  [illegible signature]
                                       ----------------------------------
                                   Its: President
                                        ---------------------------------

                           RECIPROCAL EASEMENT R?????

     Lessor agrees that Lessor shall not, as owner of the Lessor's Parcel, execute any documents terminating or modifying any reciprocal easement agreement granting Tenant easements, rights or restrictions as to the Shopping Center ("REA") which would adversely affect ingress or egress to or from the Premises, visibility of the Premises or parking for the Premises. Lessor agrees that performance by the other parties to the REA, in accordance with the terms of the REA, may be material to this Lease; therefore Lessor agrees to use reasonable business efforts to enforce the terms of the REA which are material to Tenant's rights under this Lease. So long as Lessor uses reasonable business efforts to enforce such terms of the REA, Lessor shall not have financial liability to Tenant by reason of nonperformance of REA provisions by any other parties thereto. The Premises and the rights of Tenant under this Lease are necessarily subject to the REA. The parties hereto agree that, as between the parties hereto, all provisions of the REA shall be superior and paramount to the Lease. Tenant agrees that it shall not violate the terms, covenants, conditions and agreements set forth in the REA which are of a prohibitory nature; the obligations imposed by the REA which are of an affirmative nature in respect of the Premises shall be performed by Lessor unless Tenant is obligated to perform such under a provision of this Lease.

                                   EXHIBIT A

                      LEGAL DESCRIPTION OF SHOPPING CENTER

PARCEL 1:

PARCEL 4, OF PARCEL MAP NO. 3958, IN THE CITY OF TORRANCE, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 49 PAGE 4 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM ONE-HALF OF ALL OIL, ORES, MINERALS AND GAS IN AND UNDER SAID LAND, AS RESERVED BY TAKA NAKANO, GEORGE NAKANO, MISSO NAKANO NAKASHIMA, KAN NAKANO, MARY NAKANO AND HELEN NAKANO, IN DEED RECORDED IN BOOK 37984 PAGE 113 OFFICIAL RECORDS.

THE SURFACE RIGHTS UNDER THE ABOVE RESERVATION WERE RELEASED BY A QUITCLAIM DEED RECORDED MAY 14, 1954 IN BOOK 44575 PAGE 160, OFFICIAL RECORDS.

BY DOCUMENT RECORDED JULY 12, 1968 AS INSTRUMENT NO. 352, IN BOOK D4063 PAGE 298, OFFICIAL RECORDS, EXECUTED BY TAKA NAKANO, GEORGE NAKANO, KAN NAKANO, MARY NAKANO, HELEN NAKANO, AND MISAO NAKANO NAKASHIMA, ALL RIGHT, TITLE INTEREST IN AND TO THE SURFACE AND SUBSURFACE OF SAID LAND TO A DEPTH OF 500 FEET OF THE PRESENT SURFACE THEREOF, WERE QUIT CLAIMED TO THE RECORD OWNERS OF THE SURFACE OF SAID LAND.

ALSO EXCEPT ALL OIL, GAS AND OTHER HYDROCARBONS AND MINERALS, BY HERETOFORE RESERVED AND WATER NOR OR AT ANY TIME HEREAFTER SITUATED THEREIN AND THEREUNDER OR PRODUCIBLE THEREFROM, TOGETHER WITH THE FREE AND UNLIMITED RIGHT TO MINE, DRILL, BORE, OPERATE, STORE, AND REMOVE FROM BENEATH THE SURFACE OF THE LAND
AT ANY LEVEL OR LEVELS 100 FEET OR MORE BELOW THE SURFACE FOR THE PURPOSE OR DEVELOPMENT OR REMOVAL OF SAID SUBSTANCES. SELLER WAIVES THE RIGHT TO USE AND OCCUPANCY OF THE SURFACE AND SUBSURFACE AREA OF THE ABOVE DESCRIBED REAL PROPERTY TO A DEPTH OF 100 FEET, BUT SUBJECT TO THE LIMITATIONS ABOVE SET FORTH, RESERVES ALL SUBSURFACE RIGHTS, EASEMENTS, RIGHT OF WAY AND SERVITUDES IN AND UNDER SAID LAND NECESSARY OR CONVENIENT IN CONNECTION WITH THE FOREGOING
MINERAL RESERVATION AS RESERVED BY CAPITAL COMPANY, A CORPORATION, IN DEED RECORDED APRIL 7, 1959 AS INSTRUMENT NO. 1893, IN BOOK D423 PAGE 701, OFFICIAL RECORDS.

ALSO EXCEPT ALL OIL, GAS, MINERALS, AND OTHER HYDROCARBON SUBSTANCES LYING IN AND UNDER SAID LAND BELOW A DEPTH OF 500 FEET FROM THE SURFACE THEREOF, WITHOUT RIGHT OF SURFACE ENTRY EXCEPT BELOW SAID DEPTH OF 500 FEET BELOW THE SURFACE
OF SAID LAND FOR THE EXTRACTION OR DEVELOPMENT THEREOF, AS RESERVED BY THE REDEVELOPMENT AGENCY OF THE CITY OF TORRANCE, CALIFORNIA, A PUBLIC BODY CORPORATE AND POLITIC, IN DEED RECORDED JUNE 26, 1973 AS INSTRUMENT NO. 208, OFFICIAL RECORDS.

                                   EXHIBIT B


                   [EXISTING SITE PLAN & PROPOSED LANDSCAPE]

                                   EXHIBIT C              ORDER NO. 4086574-67
                                                     POLICY NO. 113-00-471-268
                           PERMITTED TITLE EXCEPTIONS

ALTA OWNER'S POLICY (4-6-90)

                                 OWNERS POLICY

                                   SCHEDULE B

                            EXCEPTIONS FROM COVERAGE

THIS POLICY DOES NOT INSURE AGAINST LOSS OR DAMAGE (AND THE COMPANY WILL NOT PAY COSTS, ATTORNEYS' FEES OR EXPENSES) WHICH ARISE BY REASON OF:

A. PROPERTY TAXES, INCLUDING ANY ASSESSMENTS COLLECTED WITH TAXES, TO BE LEVIED FOR THE FISCAL YEAR 1991 - 1992 WHICH ARE A LIEN NOT YET PAYABLE.

B. SUPPLEMENTAL ASSESSMENTS OF PROPERTY TAXES, IF ANY, MADE PURSUANT TO THE PROVISIONS OF PART 0.5, CHAPTER 3.5 (COMMENCING WITH SECTION 75) OF THE CALIFORNIA REVENUE AND TAXATION CODE AS A RESULT OF THE TRANSFER OF TITLE TO THE VESTEE NAMED IN SCHEDULE A.

C. SUPPLEMENTAL OR ESCAPED ASSESSMENTS OF PROPERTY TAXES, IF ANY, MADE PURSUANT TO PART 0.5, CHAPTER 3.5 OR PART 2, CHAPTER 3, ARTICLES 3 AND 4, RESPECTIVELY, OF THE CALIFORNIA REVENUE AND TAXATION CODE AS A RESULT OF CHANGES IN OWNERSHIP OR NEW CONSTRUCTION OCCURRING PRIOR TO DATE OF POLICY.

1. RIGHT AND PRIVILEGE TO EXTEND AND MAINTAIN DRAINAGE STRUCTURES AND EXCAVATION AND EMBANKMENT SLOPES BEYOND THE LIMITS OF THE PARCEL OF LAND DESCRIBED IN THE DEED, AFFECTING THE SOUTHWESTERLY LINE OF SAID LAND, TO THE STATE OF CALIFORNIA, RECORDED APRIL 13, 1934 IN BOOK 12693 PAGE 231, OFFICIAL RECORDS.

2. AN EASEMENT FOR THE PURPOSE SHOWN BELOW AND RIGHTS INCIDENTAL THERETO AS SET FORTH IN A DOCUMENT
     PURPOSE:                 PUBLIC HIGHWAYS SLOPES
     RECORDED:                JULY 23, 1953 AS INSTRUMENT NO. 2313, IN
                              BOOK 42283 PAGE 244, OFFICIAL RECORDS

     AFFECTS: A PORTION OF PARCEL B AS MORE PARTICULARLY DESCRIBED IN SAID DOCUMENT

3.   A WAIVER OF ANY CLAIMS FOR DAMAGE TO SAID LAND AS CONTAINED IN A
     DOCUMENT
     RECORDED:                JULY 23, 1953 AS INSTRUMENT NO. 2313 IN
                              BOOK 42283 PAGE 244, OFFICIAL RECORDS

                                                          ORDER NO. 4086574-67
                                                     POLICY NO. 113-00-471-268


4. THE PRIVILEGE AND RIGHT TO EXTEND AND MAINTAIN DRAINAGE STRUCTURES, EXCAVATION SLOPES, IMBANKMENT SLOPES ON SAID LAND, ADJACENT TO SAID PUBLIC HIGHWAY, AS GRANTED TO THE STATE OF CALIFORNIA, BY THE ABOVE MENTIONED DEED.

5. THE FACT THAT SAID LAND IS INCLUDED WITHIN A PROJECT AREA OF THE REDEVELOPMENT AGENCY SHOWN BELOW, AND THAT PROCEEDINGS FOR THE REDEVELOPMENT OF SAID PROJECT HAVE BEEN INSTITUTED UNDER THE REDEVELOPMENT LAW (SUCH REDEVELOPMENT TO PROCEED ONLY AFTER THE ADOPTION OF THE REDEVELOPMENT PLAN) AS DISCLOSED BY A DOCUMENT
     REDEVELOPMENT AGENCY:         MEADOW PARK REDEVELOPMENT PROJECT
                                   REDEVELOPMENT AREA
     RECORDED:                     MAY 12, 1967 IN BOOK M2553 PAGE 174,
                                   OFFICIAL RECORDS AS INSTRUMENT NO. 2108,
                                   AND RECORDED JUNE 22, 1972 IN BOOK M4095
                                   PAGE 389 AS INSTRUMENT NO. 3963, OFFICIAL
                                   RECORDS

6. COVENANTS, CONDITIONS AND RESTRICTIONS (DELETING THEREFROM ANY RESTRICTIONS BASED ON RACE, COLOR, OR CREED) AS SET FORTH IN THE DOCUMENT REFERRED TO IN THE NUMBERED ITEM LAST ABOVE SHOWN.

7. AN EASEMENT FOR THE PURPOSE SHOWN BELOW AND RIGHTS INCIDENTAL THERETO AS SET FORTH IN A DOCUMENT
     GRANTED TO:                   CITY OF TORRANCE, A MUNICIPAL CORPORATION
     PURPOSE:                      AVIGATION
     RECORDED:                     JANUARY 8, 1971 AS INSTRUMENT NO. 2396, IN
                                   BOOK D4938 PAGE 387, OFFICIAL RECORDS

     AFFECTS:                      A PORTION OF SAID LAND

8. AN EASEMENT FOR THE PURPOSE SHOWN BELOW AND RIGHTS INCIDENTAL THERETO AS SET FORTH IN A DOCUMENT
     GRANTED TO:                   CITY OF TORRANCE
     PURPOSE:                      AVIGATION
     RECORDED:                     JUNE 4, 1973 AS INSTRUMENT NO. 3724

     AFFECTS:                      A PORTION OF SAID LAND

9. COVENANTS, CONDITIONS AND RESTRICTIONS (DELETING THEREFROM ANY RESTRICTIONS BASED ON RACE, COLOR OR CREED) AS SET FORTH IN THE DOCUMENT
     RECORDED:                     JUNE 26, 1973 AS INSTRUMENT NO. 208

     MODIFICATION(S) OF SAID COVENANTS, CONDITIONS AND RESTRICTIONS
     RECORDED:                     JULY 9, 1974 AS INSTRUMENT NO. 765

     MODIFICATION(S) OF SAID COVENANTS, CONDITIONS AND RESTRICTIONS
     RECORDED:                     SEPTEMBER 2, 1975 AS INSTRUMENT NO. 626

                                                            ORDER NO. 4086574-67
                                                       POLICY NO. 113-00-471-268

10. COVENANTS, CONDITIONS AND RESTRICTIONS (DELETING THEREFROM ANY RESTRICTIONS BASED ON RACE, COLOR OR CREED) AS SET FORTH IN THE DOCUMENT
    RECORDED:                         JUNE 26, 1973 AS INSTRUMENT NO. 2075 AND
                                      IN BOOK D5922 PAGE 433, OFFICIAL RECORDS

    SAID DECLARATION ALSO PROVIDES FOR CERTAIN EASEMENTS.

    MODIFICATION(S) OF SAID COVENANTS, CONDITIONS AND RESTRICTIONS
    RECORDED:                         APRIL 23, 1974 AS INSTRUMENT NO. 2125

    MODIFICATION(S) OF SAID COVENANTS, CONDITIONS AND RESTRICTIONS
    RECORDED:                         SEPTEMBER 30, 1987 AS INSTRUMENT NO.
                                      87-1572019, OFFICIAL RECORDS

11. AN UNRECORDED LEASE WITH CERTAIN TERMS, COVENANTS, CONDITIONS AND PROVISIONS SET FORTH THEREIN
    LESSOR:                           HAWTHORNE-PACIFIC CO., A CALIFORNIA
                                      GENERAL PARTNERSHIP
    LESSEE:                           LUCKY STORES, INC., A CALIFORNIA
                                      CORPORATION
    DISCLOSED BY:                     SHORT FORM LEASE
    RECORDED:                         JUNE 26, 1973 IN BOOK M4405 PAGE 224, AS
                                      INSTRUMENT NO. 2076, OFFICIAL RECORDS

    SAID LEASE, AMONG OTHER THINGS, PROVIDES FOR AN OPTION TO RENEW FOR A
    PERIOD OF:                         OPTION TO EXTEND THE TERM THEREOF FOR
                                       FOUR (4) CONSECUTIVE TERMS OF FIVE (5)
                                       YEARS EACH, UPON NOTICE FROM TENANT TO
                                       LANDLORD AS THEREIN PROVIDED

    SAID INSTRUMENT, AMONG OTHER THINGS, PROVIDES: SAID LEASE ALSO GRANTS TO TENANT, ITS CUSTOMERS AND INVITEES CERTAIN PARKING PRIVILEGES AND CONTAINS RESTRICTIONS AFFECTING THE PATIO BETWEEN THE PARKING AREA AND THE BUILDING AREA, AND ESTABLISHES REQUIREMENTS CONCERNING THE NATURE OF CONSTRUCTION OF BUILDINGS, ON THE REAL PROPERTY DESCRIBED IN EXHIBIT A THERETO, AND MADE A PART THEREOF.

    AN AGREEMENT TO AMEND OR MODIFY CERTAIN PROVISIONS OF SAID LEASE, AS SET FORTH IN THE DOCUMENT EXECUTED BY:
    RECORDED:                         APRIL 23, 1974 AS INSTRUMENT NO. 2126

    ASSIGNMENT OF THE LESSEE'S INTEREST UNDER SAID LEASE,
    ASSIGNOR:                         LUCKY STORES, INC., A DELAWARE CORPORATION
                                      (AS SUCCESSOR BY MERGER TO LUCKY STORES,
                                      INC. A CALIFORNIA CORPORATION)
    ASSIGNEE:                         DAYTON HUDSON CORPORATION, A MINNESOTA
                                      CORPORATION
    RECORDED:                         DECEMBER 23, 1986 AS INSTRUMENT NO.
                                      86-1788106, OFFICIAL RECORDS

                                                          ORDER NO. 4086574-67
                                                     POLICY NO. 113-00-471-268


     ASSIGNMENT OF THE LESSEE'S INTEREST UNDER SAID LEASE,
     ASSIGNOR:                     DAYTON HUDSON CORPORATION, A MINNESOTA
                                   CORPORATION
     ASSIGNEE:                     HAAGEN GDH PARTNERSHIP, A CALIFORNIA GENERAL
                                   PARTNERSHIP
     RECORDED:                     JUNE 26, 1987 AS INSTRUMENT NO. 87-1020535,
                                   OFFICIAL RECORDS

     ASSIGNMENT OF THE LESSEE'S INTEREST UNDER SAID LEASE,
     ASSIGNOR:                     HAAGEN GDH PARTNERSHIP, A CALIFORNIA GENERAL
                                   PARTNERSHIP
     ASSIGNEE:                     MERCHANDISING DEVELOPMENT U.S.A., INC., A
                                   CALIFORNIA CORPORATION
     RECORDED:                     JUNE 26, 1987 AS INSTRUMENT NO. 87-1020536,
                                   OFFICIAL RECORDS

     AN ASSIGNMENT OF ASSIGNMENT OF LEASE UPON THE TERMS AND CONDITIONS THEREIN PROVIDED
     DATED:                        APRIL 18, 1974
     EXECUTED BY:                  UNIONAMERICA INC., WESTERN MORTGAGE
                                   CORPORATION DIVISION, A DELAWARE CORPORATION
     IN FAVOR OF:                  STATE OF CALIFORNIA PUBLIC EMPLOYEES
                                   RETIREMENT SYSTEMS
     RECORDED:                     APRIL 23, 1974 AS INSTRUMENT NO. 2130

     AN AGREEMENT TO AMEND OR MODIFY CERTAIN PROVISIONS OF SAID LEASE, AS SET FORTH IN THE DOCUMENT EXECUTED BY:
     AS LESSOR:                    THE BANK OF TOKYO OF CALIFORNIA, A STATE
                                   BANKING INSTITUTION
     AS LESSEE:                    UNIONAMERICA, INC., WESTERN MORTGAGE
                                   CORPROATION DIVISION, A DELAWARE CORPORATION
     RECORDED:                     APRIL 23, 1974 AS INSTRUMENT NO. 2128

12. AN EASEMENT FOR THE PURPOSE SHOWN BELOW AND RIGHTS INCIDENTAL THERETO AS SET FORTH IN A DOCUMENT
     GRANTED TO:                   SOUTHERN CALIFORNIA EDISON COMPANY, A
                                   CORPORATION
     PURPOSE:                      PUBLIC UTILITIES
     RECORDED:                     NOVEMBER 14, 1973 AS INSTRUMENT NO. 3253

     AFFECTS: A PORTION OF PARCEL B AS MORE PARTICULARLY DESCRIBED IN SAID DOCUMENT

                                                            ORDER NO. 4086574-67
                                                       POLICY NO. 113-00-471-268

13. AN EASEMENT FOR THE PURPOSE SHOWN BELOW AND RIGHTS INCIDENTAL THERETO AS SET FORTH IN A DOCUMENT
    PURPOSE:                       INGRESS AND EGRESS
    RECORDED:                      DECEMBER 17, 1973 AS INSTRUMENT NO. 230

    AFFECTS:                       A PORTION OF PARCEL B AS MORE PARTICULARLY
                                   DESCRIBED IN SAID DOCUMENT

14. AN EASEMENT FOR THE PURPOSE SHOWN BELOW AND RIGHTS INCIDENTAL THERETO AS SET FORTH IN A DOCUMENT
    GRANTED TO:                    SOUTHERN CALIFORNIA EDISON COMPANY, A
                                   CORPORATION, ITS SUCCESSORS AND ASSIGNS
    PURPOSE:                       PUBLIC UTILITIES
    RECORDED:                      JANUARY 30, 1975 AS INSTRUMENT NO. 2422

    AFFECTS:                       A PORTION OF PARCEL B

15. ANY RIGHTS, INTERESTS OR CLAIMS WHICH MAY EXIST OR ARISE BY REASON OF THE FOLLOWING MATTERS DISCLOSED BY AN INSPECTION OR SURVEY:

    A. THE FACT THAT A CONCRETE RETAINING WALL ON THE SOUTHERLY PORTION OF THE WESTERLY LINE OF SAID LAND ENCROACHES 0.50 FEET ONTO PARCEL 1 OF SAID PARCEL MAP.

    B. THE FACT THAT 2 LIGHT STANDARDS EXIST INSIDE THE NORTHERLY PORTION OF THE WESTERLY LINE OF SAID LAND.

    C. THE FACT THAT A FIRE HYDRANT EXISTS INSIDE THE WESTERLY LINE OF SAID
       LAND.

    D. THE FACT THAT A CATCH BASIN EXISTS INSIDE THE NORTHEASTERLY CORNER OF SAID LAND.

    E. THE FACT THAT A GAS LINE EXISTS INSIDE THE NORTHEASTERLY CORNER OF SAID LAND.

    F. THE FACT THAT A MANHOLE EXISTS INSIDE THE NORTHWESTERLY CORNER OF SAID LAND.

    G. THE FACT THAT A FIRE HYDRANT EXISTS INSIDE THE NORTHWESTERLY PORTION OF SAID LAND.

    H. THE FACT THAT A CONCRETE RETAINING WALL ON PARCELS 5 AND 6 OF SAID PARCEL MAP ENCROACHES ON THE SOUTH EASTERLY PORTION OF SAID LAND.

                                                            ORDER NO. 4086574-67
                                                       POLICY NO. 113-00-471-268


     I. AN UNRECORDED LEASE WITH CERTAIN TERMS, COVENANTS, CONDITIONS, AND PROVISIONS SET FORTH THEREIN, AS DISCLOSED BY INSPECTION AND INVESTIGATION.
          LESSOR:             UNKNOWN
          LESSEE:             PANELLI JONES

          THE PRESENT OWNERSHIP OF THE LEASEHOLD CREATED BY SAID LEASE AND OTHER MATTERS AFFECTING THE INTEREST OF THE LESSEE ARE NOT SHOWN HEREIN.

     J. THE FACT THAT UNDERGROUND GASOLINE STORAGE TANKS EXIST IN THE SOUTHEAST PORTION OF SAID LAND.

16.  WATER RIGHTS, CLAIMS OR TITLE TO WATER.

     ENDORSEMENTS:

     THE FOLLOWING ENDORSEMENTS ARE ATTACHED TO AND MADE A PART OF THIS POLICY:

     NONE

                        [PARCEL ESTATE INFORMATION MAP]

CLTA FORM 107.9 (10-26-72)
ALTA OR CLTA - OWNER OR LENDER



                                  ENDORSEMENT
                     ATTACHED TO POLICY NO. 113-00-471-268
                                   ISSUED BY
                      LAWYERS TITLE INSURANCE CORPORATION



SAID POLICY IS HEREBY AMENDED BY ADDING AS A NAMED INSURED THEREIN

     MERCHANDISING DEVELOPMENT U.S.A., INC., A CALIFORNIA CORPORATION, SUCCESSOR BY MERGER TO MERCHANDISING DEVELOPMENT, INC., A CALIFORNIA CORPORATION

THIS ENDORSEMENT DOES NOT EXTEND THE COVERAGE OF SAID POLICY TO ANY LATER DATE THAN THE DATE OF SAID POLICY, NOR DOES IT IMPOSE ANY LIABILITY ON THE COMPANY FOR LOSS OR DAMAGE RESULTING FROM (1) FAILURE OF SUCH ADDED INSURED TO ACQUIRE AN INSURABLE ESTATE OR INTEREST IN SAID LAND, OR (2) ANY DEFECT, LIEN OR ENCUMBRANCE ATTACHING BY REASON OF THE ACQUISITION OF AN ESTATE OR INTEREST IN THE LAND BY SUCH ADDED INSURED.

THE TOTAL LIABILITY OF THE COMPANY UNDER SAID POLICY AND ANY ENDORSEMENTS THEREIN SHALL NOT EXCEED, IN THE AGGREGATE, THE FACE AMOUNT OF SAID POLICY AND COSTS WHICH THE COMPANY IS OBLIGATED UNDER THE CONDITIONS AND STIPULATIONS THEREOF TO PAY.

THIS ENDORSEMENT IS MADE A PART OF SAID POLICY AND IS SUBJECT TO THE SCHEDULES, CONDITIONS AND STIPULATIONS THEREIN, EXCEPT AS MODIFIED BY THE PROVISIONS HEREOF.

DATED:  JANUARY 13, 1994

                                   Lawyers Title Insurance Corporation

COUNTERSIGNED BY:                            By: [Illegible Signature]
                              [Corporate                    President
[Illegible Signature]            Seal]       Attest: [Illegible Signature]
---------------------------                                 Secretary
AUTHORIZED OFFICER OR AGENT        Countersigned By:
                                   [Illegible Signature]
                                   Authorized Officer or Agent